UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2025

Opendoor Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39253	30-1318214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 N. Scottsdale Road, Suite 1000
Tempe, AZ 85288
(Address of principal executive offices) (Zip code)

(480) 618-6760
(Registrant’s telephone number, including area code)

N/A
(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OPEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On September 10, 2025, Opendoor Technologies Inc. (the “Company”) entered into Stock Purchase Agreements with Khosla Ventures Opportunity III, LP (the “Khosla Ventures Purchase Agreement”), Eric Wu (the “Eric Wu Purchase Agreement”) and certain other purchasers (the “Other Purchase Agreements” and together with the Khosla Ventures Purchase Agreement and the Eric Wu Purchase Agreement, the “Purchase Agreements”).

Pursuant to the terms of the Purchase Agreements, Khosla Ventures Opportunity III, LP agreed to purchase 5,263,158 shares of common stock of the Company, par value of $0.0001 per share (the “Common Stock”) for an aggregate investment of $35 million in a private offering, Eric Wu agreed to purchase 751,879 shares of Common Stock for an aggregate investment of $5 million in a private offering, and certain other purchasers agreed to purchase 150,375 shares of Common Stock for an aggregate investment of $1 million in a private offering (collectively, the “PIPE Transactions”).

In connection with the PIPE Transactions, the Company issued an aggregate of 6,165,412 shares of Common Stock. The shares were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D thereunder, and were not registered under the Securities Act of 1933.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

In connection with the PIPE Transactions, the size of the Board was increased from six (6) directors to eight (8) directors. The Board appointed Keith Rabois to be a Class I director of the Company, effective immediately, for a term expiring at the 2027 annual meeting of stockholders, or until his earlier death, resignation or removal, and the Board appointed Eric Wu to be a Class III director of the Company, effective immediately, for a term expiring at the 2026 annual meeting of stockholders, or until his earlier death, resignation or removal.

Keith Rabois was appointed as Chairman of the Board. Eric Feder will continue to serve as Lead Independent Director of the Board. Keith Rabois was also appointed as a member of the Audit and Risk Committee of the Board and the Compensation Committee of the Board.  In connection with these appointments, the Board determined that Keith Rabois is an independent director, within the meaning of the rules of the Nasdaq Stock Market LLC and the rules under Section 16 of the Securities Exchange Act of 1934, as amended, and satisfies the requirements for audit committee and compensation committee membership. Messrs. Rabois and Wu will be compensated for their service as directors on the same basis as other non-employee directors of the Company.

Other than with respect to the matters referenced under Item 3.02 of this Current Report on Form 8-K, there are no arrangements or understandings between Keith Rabois or Eric Wu and any other person pursuant to which each was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between the Company and Keith Rabois or Eric Wu required to be disclosed herein.

Keith Rabois

Keith Rabois is a Managing Director at Khosla Ventures, where he invests across sectors and stages leveraging his experience as a world-class founder, operator, and investor.

Keith has helped build some of the largest, globally-recognized technology companies in his more than 20-year career. At Khosla Ventures, he led the first institutional investments in DoorDash, Affirm, and Faire, invested early in Stripe, and co-founded Opendoor. While a General Partner at Founders Fund, he led investments in Ramp, Trade Republic, and Aven, and before that made early personal investments in YouTube, Airbnb, and Palantir. Keith is consistently recognized on the Forbes Midas list, ranking as high as #4 in the U.S. and #8 globally.

He has served on multiple boards, including Reddit's from 2012 to 2019, and on Yelp and Xoom's boards, guiding them from their early stages through IPOs. Keith currently serves on the boards of Ramp and Faire, among others.

He started his technology career with leadership roles at PayPal, as their EVP of Business Development, Public Affairs & Policy, before joining LinkedIn as VP of Business & Corporate Development, and finally, Block (formerly known as Square), as Chief Operating Officer.

Keith served as a litigator at Sullivan & Cromwell following his clerkship for the United States Court of Appeals for the Fifth Circuit. He holds a bachelor's degree in political science from Stanford University and earned a juris doctor degree with honors from Harvard University.

Eric Wu

Eric Wu is the founder and former CEO of Opendoor, where he served as Chief Executive from 2013 to 2022 and as Chairman of the Board from 2020 to 2022.

He is an active angel investor and advisor to leading technology companies including Harvey, Airtable, Ramp, Faire, and Mercury. Eric has been recognized as EY's Entrepreneur of the Year, included on Fortune's 40 Under 40, named one of Business Insider's Best Early Stage Investors, and in 2022 became the third-youngest Fortune 500 CEO.

Earlier in his career, Eric founded Movity.com, a Y Combinator -backed startup acquired by Trulia in 2011, and prior to that launched a real estate investment trust focused on student housing.

Appointment of Chief Executive Officer

On September 10, 2025, the Company appointed Kaz Nejatian as the new Chief Executive Officer of the Company and as a Class II director, effective as soon as reasonably practicable and in any event prior to October 7, 2025, for a term expiring at the 2028 annual meeting of stockholders, or until his earlier death, resignation or removal. As of Kaz Nejatian’s appointment as Chief Executive Officer, Shrisha Radhakrishna will no longer serve as interim principal executive officer of the Company.

There are no arrangements or understandings between Kaz Nejatian and any other person pursuant to which his appointment was made, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between the Company and Kaz Nejatian required to be disclosed herein.

In connection with Kaz Nejatian’s appointment as the new Chief Executive Officer of the Company, the Company and its wholly owned subsidiary, Opendoor Labs Inc., entered into an offer letter with Kaz Nejatian on September 10, 2025 (the “Offer Letter”).

Position; Reporting.  Under the Offer Letter, Kaz Nejatian will serve as the Chief Executive Officer of the Company and Opendoor Labs, Inc. effective as soon as reasonably practicable following the date of the Offer Letter and in any event no later than October 7, 2025.  Kaz Nejatian will also be appointed to serve as a member of the Board of Directors of the Company as of his employment start date.

Cash Compensation.  The Offer Letter provides that Kaz Nejatian’s annual base salary will be $1.  Kaz Nejatian shall not be eligible to receive an annual bonus.

Inducement Equity Awards.  On his employment start date, Kaz Nejatian will receive two performance-based inducement equity awards in respect of a total 81,772,688 shares of Company common stock.  These inducement equity awards will be granted solely in the form of performance-based restricted stock units, and each award will correspond to 40,886,344 shares of Company common stock.  The awards, together with the restricted stock unit Make-Whole Award described below, are intended to serve as Kaz Nejatian’s exclusive for his initial five years of employment with the Company.

The first performance-based inducement equity award (the “First Award”) will be eligible to vest in installments over a period of five (5) years from the date of grant, with twenty percent (20%) of the award vesting on the first anniversary of the grant date and the remainder of the award vesting in quarterly installments thereafter, subject to Kaz Nejatian’s continued employment through each applicable vesting date and the achievement of an average closing stock price that equals or exceeds $6.24 over the sixty (60) trading day period preceding the applicable vesting date (the “Stock Price Gate”) or any of the four immediately following vesting dates.  The First Award includes certain termination-related vesting provisions generally providing for, in the event of an involuntary termination of employment without cause, for good reason, or due to Kaz Nejatian’s death or disability (a “Qualifying Termination”), accelerated vesting of up to one-tenth (1/10th) of the First Award.  The First Award is also subject to certain double trigger vesting provisions that apply in connection with a change in control where the change in control price exceeds specified thresholds starting at $25 per share.

The second performance-based inducement equity award (the “Second Award”) has a five (5)-year performance period and is divided into seven (7) equal tranches, with each tranche subject to a performance-based vesting condition that requires achievement of an average closing price stock price hurdle (equal to $9, $13, $17, $21, $25, $29 and $33) over a sixty (60) trading day period commencing after the first anniversary of the grant date and ending prior to the end of the performance period.  In addition, each tranche is subject to a time-based vesting condition:  the first tranche of the Second Award will satisfy the time-based vesting condition on the first anniversary of the date of grant, the second and third tranches of the Second Award will vest quarterly over the second and third years following the date of grant, respectively, the fourth and fifth tranches of the Second Award will vest quarterly over the fourth year following the date of grant, and the sixth and seventh tranches of the Second Award will vest quarterly over the fifth year following the date of grant.  Upon a termination due to Kaz Nejatian’s death or disability, each earned but unvested tranche will immediately vest, and upon a Qualifying Termination, Kaz Nejatian will be treated as if he had remained employed for an additional 60 trading days for purposes of the achievement of any time-based vesting condition and the performance-based vesting condition applicable to the tranche with the lowest stock price hurdle that remains unvested as of Kaz Nejatian’s termination date.  The Second Award is also subject to certain double trigger vesting provisions that apply in connection with a change in control where the change in control price exceeds specified thresholds starting at $25 per share.

Make-Whole Compensation.  Kaz Nejatian will also receive two make-whole awards in respect of compensation awarded by his former employer that he is forfeiting.  The awards consist of a $15,000,000 cash make-whole award and a restricted stock unit make-whole award, granted as an inducement award, with a grant date value of $15,000,000 (together, the “Make-Whole Awards”).  The Make-Whole Awards will vest on the date that is nine (9) months after the date on which he commences his employment with the Company, subject to Kaz Nejatian’s continued employment as Chief Executive Officer of the Company through such vesting date.  Notwithstanding the foregoing, each of the Make-Whole Awards will be subject to accelerated vesting upon Kaz Nejatian’s Qualifying Termination.

Other Agreements.  In connection with his employment with the Company, Kaz Nejatian has also executed the Company’s standard form of Confidential Information and Invention Assignment Agreement and standard form of Indemnification Agreement.

Kaz Nejatian

After working as a lawyer earlier in his career, Kaz Nejatian became the founder and CEO of Kash, a payment technology company. Kash was one of the early players in giving small businesses access to mobile payments technology for brick-and-mortar stores, and was acquired in 2017 by one of the largest fintech companies in the U.S. Kaz then served in various product roles at Meta (formerly Facebook) and Shopify before becoming its Chief Operating Officer in 2022. He is a graduate of Queen's University School of Business and University of Toronto law school, and is a proud husband and father to four young children.

Resignation of Directors

On September 6, 2025, Glenn Solomon informed the Board of his decision to retire from his position as director on the Board and from all committees of the Board, effective immediately. Following Glenn Solomon’s resignation, Eric Feder was appointed as the new Chair of the Compensation Committee of the Board.

On September 10, 2025, in connection with the appointment of Kaz Nejatian as Chief Executive Officer and director, Pueo Keffer informed the Board of his decision to retire from this position as director on the Board and all committees of the Board, effective immediately. The Board approved the acceleration of the vesting of Pueo Keffer’s restricted stock unit (RSU) awards, granted to him pursuant to the Company’s non-employee director compensation policy, which were previously scheduled to vest on the earlier of (a) the date of the 2026 annual meeting of stockholders or (b) June 13, 2026. Following Pueo Keffer’s resignation, David Benson was appointed as the new Chair of the Audit and Risk Committee of the Board.

The decisions by Messrs. Keffer and Solomon to resign from the Board were not the result of any disagreement with the Company on any matter regarding the Company’s operations, policies or practices. In connection with the resignations of Messrs. Keffer and Solomon, the size of the Board was set to be six (6) directors, until the appointment of Kaz Nejatian to the Board, at which point the Board will be seven (7) directors.

Item 7.01.	Regulation FD Disclosure.

On September 10, 2025, the Company issued a press release announcing the PIPE Transactions, the election of its new directors, and the appointment of its new Chief Executive Officer. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In connection with the Khosla Ventures Purchase Agreement, Khosla Ventures Opportunity III, LP agreed to certain customary standstill and non-disparagement provisions that remain in place until ninety (90) days after the date on which Keith Rabois has ceased to serve as a director of the Company, as well as certain voting commitments that remain in place for so long as Khosla Ventures Opportunity III, LP and its affiliates are the record or beneficial owners of any of the shares of Common Stock purchased pursuant to the PIPE Transactions.

In connection with the Eric Wu Purchase Agreement, Eric Wu agreed to certain customary standstill and non-disparagement provisions that remain in place until ninety (90) days after the date on which Eric Wu has ceased to serve as a director of the Company, as well as certain voting commitments that remain in place for so long as Eric Wu and his affiliates are the record or beneficial owners of any of the shares of Common Stock purchased pursuant to the PIPE Transactions.

The Purchase Agreements also contain transfer restrictions that remain in place until the first (1st) anniversary of the closing date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENDOOR TECHNOLOGIES INC.

Date: September 11, 2025	By:	/s/ Selim Freiha

Name: Selim Freiha
Title: Chief Financial Officer